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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



DATE OF REPORT (Date of earliest event reported)  December 5, 1997
                                                  ----------------



                        CARPENTER TECHNOLOGY CORPORATION
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter.)



         DELAWARE                       1-5828                  23-0458500
 ---------------------------    ----------------------    ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)




             101 West Bern Street, Reading, Pennsylvania 19612-4662
             ------------------------------------------------------
               (Address of Principal Executive Offices - Zip Code)




                                 (610) 208-2000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                            ------------------------


                                       N/A

         (Former name and former address, if changed since last report.)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 5, 1997, Score Acquisition Corp., a Delaware corporation ("Score") and a wholly-owned subsidiary of the Registrant, accepted for payment 12,509 shares of Series A Convertible Preferred Stock ("Series A Preferred Shares"), 497,618 shares of Series B $1 Cumulative Convertible Preferred Stock ("Series B Preferred Shares" and together with the Series A Preferred Shares, "Preferred Shares") and 10,777,195 shares of Common Stock, par value $1.00 per share ("Common Shares" and together with the Preferred Shares, the "Shares"), of Talley Industries, Inc., a Delaware corporation ("Talley"), including, in the case of Common Shares, the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement between Talley and ChaseMellon Shareholder Services L.L.C., as Rights Agent, as amended and restated on February 2, 1996 (the "Rights Agreement"), at a purchase price of $11.70 per Series A Preferred Share, $16.00 per Series B Preferred Share and $12.00 per Common Share, net to the seller in cash without interest thereon. The Shares were acquired pursuant to the Agreement and Plan of Merger dated September 25, 1997, among the Registrant, Score and Talley, a copy of which is included as
Exhibit 2.1 hereto and incorporated herein by reference (the "Merger Agreement"), and upon the terms and subject to the conditions set forth in Score's Offer to Purchase dated October 2, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (together with the Offer to Purchase, the "Offer"). The Offer expired at midnight (EST) on Thursday, December 4, 1997, and all Shares validly tendered by stockholders and not withdrawn prior to such time were accepted for payment by Score. As a result of the consummation of the Offer, Score beneficially owns approximately 74.4% (measured by aggregate voting power on a fully diluted basis) of Talley's issued and outstanding voting securities.

         The aggregate purchase price for the Talley shares acquired upon consummation of the Offer was approximately $137.6 million. To acquire the Shares, the Registrant utilized borrowings under its expanded revolving credit agreement of $400 million with Morgan Guaranty Trust Company of New York, Mellon Bank, N.A., CoreStates Bank, N.A. and PNC Bank, National Association. The Registrant has provided these funds to Score through a capital contribution. Reference is made to the Amended and Restated Credit Agreement dated as of February 21, 1997 among the Registrant, the Banks listed on the signature pages thereto, and Morgan Guaranty Trust Company of New York, as Agent, as amended by Amendment and Restatement No. 2 to Credit Agreement among the Registrant, the Banks listed on the signature pages thereto, Morgan Guaranty Trust Company of New York, as Agent, and Mellon Bank, N.A., as Syndication Agent, relating to certain borrowings in connection with the Offer and the Merger filed as Exhibit
(b)(1) to the Registrant's Schedule 14D-1 and Exhibit (b)(2) to the Registrant's
Schedule 14D-1 Amendment No. 6, dated October 27, 1997, respectively.

         Pursuant to the Merger Agreement, the Registrant intends to effect a merger of Score with and into Talley (the "Merger") in accordance with the relevant provisions of the Delaware General Corporation Law. Upon the consummation of the Merger, each outstanding Series A Preferred Share, Series B Preferred Share and Common Share (other than Shares acquired by Score in the Offer, and Shares as to which dissenters' rights are perfected) will be converted into the right to receive $11.70, $16.00 and $12.00 in cash, respectively. Accordingly, upon consummation of the Merger, Talley will become a wholly-owned subsidiary of the Registrant. The foregoing summary of certain terms and provisions of the Merger Agreement are qualified in their entirety by the Merger Agreement, which is an Exhibit to this Report.

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Businesses Acquired.

         The Registrant intends to file the required Consolidated Financial Statements under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this report must have been filed.

(b)      Pro Forma Financial Information.

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         The Registrant intends to file the required Financial Statements under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this report must have been filed.

(c)   Exhibits.


     Exhibit No.           Description
     -----------           -----------
         2.1               Agreement and Plan of Merger dated September 25,
                           1997, among the Registrant, Score Acquisition
                           Corp., a Delaware corporation, and Talley
                           Industries, Inc., a Delaware corporation.
                           (Incorporated herein by reference to Exhibit
                           (c)(1) to Schedule 14D-1 filed by Score and the Registrant on October 2, 1997.)

        99.1 Press Release dated December 5, 1997 issued by the Registrant regarding completion of the Offer.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              CARPENTER TECHNOLOGY CORPORATION
                                              (Registrant)



                              By:   /s/ John R. Welty
                                    -----------------------------------------
                                       Name:  John R. Welty
                                       Title: Vice President, General Counsel
                                              and Secretary



Dated:   December 15, 1997








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